As filed with the Securities and Exchange Commission on June 23, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	27-1285782 (I.R.S. Employer Identification No.)

10399 West 70th Street

Eden Prairie, MN 55344

(952) 942-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff Ross

Chief Executive Officer

Miromatrix Medical Inc.

10399 West 70th Street

Eden Prairie, MN 55344

(952) 942-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Steven Kennedy Jonathan Zimmerman Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 (612) 776-7000	Ryan Brauer Joseph Schauer Fredrikson & Byron, P.A. 200 S. Sixth Street Suite 400 Minneapolis, MN 55402 (612) 492-7000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File no. 333-256649

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (“Exchange Act”):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.00001 par value per share	920,000	$9.00	$8,280,000	$903.35

(1)	Represents only the additional number of shares of common stock being registered, including 120,000 additional shares that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256649).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with an proposed maximum aggregate offering price not to exceed $41,400,000 on a Registration Statement on Form S-1, as amended (File No. 333-256649), which was declared effective by the Securities and Exchange Commission on June 23, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of 8,280,000 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Miromatrix Medical Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.00001 per share of Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-256649)(the “Prior Registration Statement”), which the Commission declared effective on June 23, 2021. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by Registrant by 920,000 shares of its common stock, which includes 120,000 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Legal Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Baker Tilly US, LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-256649) filed with the Commission on May 28, 2021 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Eden Prairie, Minnesota, on June 23, 2021.

Miromatrix Medical Inc.

By:	/s/ Jeffrey Ross
Jeffrey Ross
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Ross	Chief Executive Officer and Director	June 23, 2021
Jeffrey Ross	(Principal Executive Officer)

/s/ Brian Niebur	Chief Financial Officer	June 23, 2021
Brian Niebur	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman, Board of Directors	June 23, 2021
Paul Buckman

*	Director	June 23, 2021
Ronald Eibensteiner

*	Director	June 23, 2021
John Erb

*	Director	June 23, 2021
Mark Wagner

*	Director	June 23, 2021
Peter Maag

*By:	/s/ Jeffrey Ross
Jeffrey Ross
Attorney-in-Fact